Exhibit 23.2

FIRM LETTERHEAD

1                                                                                                                                                 CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

We hereby consent to the incorporation by reference in the Form S-8 Registration Statement pertaining to the 2007/08 Stock Incentive and Compensation Plan of Ammex Gold Mining Corp., of our report dated September 25, 2006, except as to Note 8(iv), which is as of October 4, 2006, with respect to the consolidated financial statements of Ammex Gold Mining Corp. included in its year-end report (Form 10-KSB) for the year ended June 30, 2006, as filed with the Securities and Exchange Commission.  Our report contains an explanatory paragraph concerning the ability of the Company to continue as a going concern.

1.1
“AMISANO HANSON”
Amisano Hanson
Chartered Accountants

Vancouver, Canada
July 12, 2007

Endnotes

750 WEST PENDER STREET, SUITE 604	TELEPHONE: 604-689-0188
VANCOUVER CANADA	FACSIMILE: 604-689-9773
V6C 2T7